Sherb & Co., LLP
2700 N. Military Trail, Suite 200
Boca Raton, FL 33481

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2, of Clayton Dunning Group, Inc., of our report dated August 19, 2005 relating to the audited financial statements of Clayton Dunning Group, Inc. for the year ended December 31, 2004, which appears in such Form SB-2. We also consent to the reference of our Firm under the caption “Experts.”

\s\ Sherb & Co., LLP
Sherb & Co., LLP

October 7, 2005